                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Life Medical Sciences, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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
                           LIFE MEDICAL SCIENCES, INC.
                               379 Thornall Street
                            Edison, New Jersey 08837


                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, MAY 27, 1999


      Notice is hereby given that the Annual Meeting of Stockholders of LIFE MEDICAL SCIENCES, INC., a Delaware corporation (the "Company"), will be held at the Woodbridge Hilton, 120 Wood Avenue South, Iselin, New Jersey 08830 on May 27, 1999 at 10:00 a.m., local time, (the "Meeting") for the following purposes:

      1. To consider and vote upon the election of six directors;

      2. To ratify the appointment of Richard A. Eisner & Company, LLP, as the independent auditors of the Company; and

      3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

      The close of business on April 21, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. A complete list of those stockholders will be open to examination of any stockholder, for any purpose germane to the Meeting, during ordinary business hours at the Company's executive offices at 379 Thornall Street, Edison, New Jersey 08837 for a period of 10 days prior to the Meeting. The stock transfer books of the Company will not be closed.

      All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                     By the order of the Board of Directors,


                                     Dr. Herbert Moskowitz
                                     Chairman

Edison, New Jersey
Dated:  April 30, 1999

                           LIFE MEDICAL SCIENCES, INC.
                               379 Thornall Street
                            Edison, New Jersey 08837


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Life Medical Sciences, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders to be held at the Woodbridge Hilton, 120 Wood Avenue South, Iselin, New Jersey 08830 on May 27, 1999 at 10:00 a.m., local time, and for any adjournment or adjournments thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above stated address. Attendance at the Meeting will not have the effect of revoking the proxy unless such written notice is given.

      If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement, for the election of the nominees set forth under the caption "Election of Directors" and for the ratification of the appointment of Richard A. Eisner & Company, LLP, as the independent auditors of the Company.

      The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to holders of the Company's Common Stock, par value $.001 per share (the "Common Stock"), is April 30, 1999.

      The cost of solicitation of proxies will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies by telephone or by other electronic means. Upon request, the Company will reimburse brokers, dealers, bankers and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners.

      YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                     VOTING

      Only holders of shares of Common Stock of record as at the close of business on April 21, 1999 (the "Record Date") are entitled to vote at the Meeting. On the Record Date there were issued and outstanding 7,922,559 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the Meeting. A majority in interest of the outstanding shares of Common Stock represented at the Meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the shares of Common Stock so represented is necessary to elect the nominees as directors and the affirmative vote of the majority of the shares of Common Stock so represented is necessary to ratify the appointment of Richard A. Eisner & Company, LLP, as the independent auditors of the Company. The stockholders vote at the Meeting by casting ballots (in person or by proxy) which will be tabulated by a person appointed by the Board before the Meeting to serve as the inspector of election at the Meeting and who has executed and verified an oath of office. Abstentions and broker non-votes are included in the determination of the number of shares of Common Stock present at the Meeting for quorum purposes but broker non-votes are not counted in the tabulation of the votes cast on proposals presented to stockholders. THUS, AN ABSTENTION FROM VOTING ON ANY MATTER IS THE SAME LEGALLY AS A VOTE "AGAINST" THE MATTER, EVEN THOUGH THE STOCKHOLDER MAY (MISTAKENLY) BELIEVE THAT AN ABSTENTION IS NEITHER A VOTE FOR OR A VOTE AGAINST A PROPOSAL.

                              ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES

      At the Meeting, six directors will be elected by the stockholders to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. Each of the nominees is currently a director of the Company. MANAGEMENT RECOMMENDS THAT THE PERSONS NAMED BELOW BE ELECTED AS DIRECTORS OF THE COMPANY and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by management.

      The following table sets forth the names of the nominees and certain information with regard to each nominee:

                                                                      Held                   Position with
                Name of Nominee             Age                    Office Since                 Company
                ---------------             ---                    ------------                 -------
Edward A. Celano ....................        60                    November 1996                Director
Coy Eklund ..........................        83                    November 1994                Director
Joel L. Gold ........................        57                    November 1991                Director
Robert P. Hickey ....................        53                    May 1996                     President and
                                                                                                Chief Exec. Officer
                                                                   July 1996                    Director
Walter R. Maupay ....................        60                    July 1996                    Director
Irwin M. Rosenthal ..................        70                    August 1990                  Director

NOMINEES FOR ELECTION AT THE MEETING

      Edward A. Celano has served as a director of the Company since November, 1996. Since May 1996, Mr. Celano has been an executive vice president of Atlantic Bank of New York, a commercial bank. From November 1984 to May 1996, Mr. Celano was a senior vice president of NatWest Bank, a commercial bank. Mr. Celano is currently a director of the following publicly traded companies: Artra Group, Inc. and Asta Funding, Inc.

       Coy Eklund has served as a director of the Company since March 1994. Since August 1987, Mr. Eklund has served as the chairman and chief executive officer of Trivest Financial Services, a company engaged in the television business. From 1938 to 1983, Mr. Eklund served in various capacities at The Equitable Life Assurance Society of the United States and from 1975 to 1983 was its chief executive officer.

      Joel L. Gold has served as a director of the Company since November 1991. Mr. Gold has been the managing director of ISG Capital Markets since 1998. Prior to then, Mr. Gold had been senior managing director of Interbank Capital Group, an investment banking firm. From April 1996 through September 1997, Mr. Gold was an executive vice president of L. T. Lawrence & Co., Inc., an investment banking firm. From April 1995 through April 1996, Mr. Gold was a managing director of Fechtor, Detwiler & Co., Inc., an investment-banking firm. From January 1992 to March 1995, Mr. Gold was a managing director of Furman Selz Incorporated, an investment banking firm. For approximately twenty years before he became affiliated with Furman Selz Incorporated, he held various positions with Bear Stearns & Co., Inc. and Drexel Burnham Lambert, Incorporated, investment banking firms. Mr. Gold is currently a director of the following publicly trade companies: Concord Camera Corp.; BCAM International Corporation; and Sterling Vision, Inc.

      Robert P. Hickey has served as President and Chief Executive Officer of the Company since May 1996 and as a director since July 1996. From May 1994 until joining the Company, Mr. Hickey was founder and president of Roberts Healthcare Resources, Inc., a company engaged in project consulting to Fortune 500 and leading edge companies in the healthcare industry. From 1975 to 1994, Mr. Hickey served in various positions at Johnson & Johnson. From 1992 to 1994, Mr. Hickey was vice president, marketing and director of Ethicon, Inc., a unit of Johnson & Johnson.

      Walter R. Maupay, Jr. has served as a director of the Company since July 1996. At his retirement in 1995, Mr. Maupay was a group executive with Bristol-Myers Squibb and president of Calgon Vestal Laboratories. From May 1988 to January 1995, Mr. Maupay had been president of Calgon Vestal Laboratories, a division of Merck & Co., Inc. From 1984 to 1988, Mr. Maupay served as vice president of Calgon Vestal Laboratories. Mr. Maupay is currently a director of Kinsey Nash Corporation, a publicly traded healthcare company.

      Irwin M. Rosenthal is a co-founder of the Company and has served as Secretary and Treasurer at various periods and a director of the Company since its inception in 1990. Mr. Rosenthal is an attorney specializing in securities law and has been a senior partner at Graham & James LLP since June 1998. Prior to joining Graham & James LLP, Mr. Rosenthal was a senior partner at Rubin Baum Levin Constant & Friedman from December 1991 to June 1998. From December 1989 to December 1991, Mr. Rosenthal was a senior partner at Baer Marks and Upham and from January 1983 to December 1989 a senior partner at Botein Hays & Sklar. Mr. Rosenthal serves as secretary and as a director of Magar Inc., of which he is a principal stockholder. Magar Inc. is a principal stockholder of the Company. Mr. Rosenthal is also a director of Magna-Lab Inc., a publicly traded medical technology company and a director of EchoCath, Inc., a publicly traded medical technology company. Mr. Rosenthal is the co-founder and involved in the organization and development of four national health oriented non-profit foundations.

GENERAL INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

      The Board met eight times in the fiscal year ended December 31, 1998. The Delaware General Corporation Law provides that the Board, by resolution adopted by a majority of the entire Board, may designate one or more committees, each of which shall consist of one or more directors. The Board annually elects from its members the Executive Committee, Audit Committee and the Compensation Committee. The Company does not have a Nominating Committee. During the last fiscal year each of the directors then serving attended at least 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which he served.

      Executive Committee. The Executive Committee exercises all the powers and authority of the Board in the management and affairs of the Company between meetings of the Board, to the extent permitted by law. The members of the Executive Committee are Dr. Moskowitz, Mr. Hickey and Mr. Rosenthal. During fiscal 1998, the Executive Committee met 12 times.

      Audit Committee. The Audit Committee reviews the engagement of the independent accountants and reviews the independence of the accounting firm. The Audit Committee also reviews the audit and non-audit fees of the independent accountants and the adequacy of the Company's internal control procedures. The Audit Committee is composed of three non-employee directors, Messrs. Gold, Maupay and Celano. During fiscal 1998, the Audit Committee did not meet separately from the Board but performed its duties in the context of Board meetings.

      Compensation Committee. The Compensation Committee reviews and recommends to the Board remuneration arrangements, compensation plans and option grants for the Company's officers, key employees, directors and others. The Compensation Committee is composed of Messrs. Eklund and Rosenthal. During fiscal 1998, the Compensation Committee met separately two times from the Board as well as performing its duties in the context of Board meetings.

                             PRINCIPAL STOCKHOLDERS

      Set forth below is information concerning the stock ownership of all persons known by the Company to own beneficially 5% or more of the outstanding shares of Common Stock, all directors (including nominees), the Named Executive Officers (as defined in "Executive Compensation - Summary Compensation Table") and all directors and executive officers of the Company as a group, as of April 21, 1999. For the purpose of this Proxy Statement, beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein.

                               PRINCIPAL STOCKHOLDERS TABLE

                                               SHARES OF COMMON        PERCENT OF OUT-
   NAME AND ADDRESS OF BENEFICIAL             STOCK BENEFICIALLY       STANDING SHARES
      OWNER OR NUMBER IN GROUP                      OWNED(1)          BENEFICIALLY OWNED
      ------------------------                      --------          ------------------
Dr. Herbert Moskowitz                         1,142,414 (2)(3)(4)           11.5%
616 Washington Court
Guilderland, NY  12084

Irwin M. Rosenthal                              607,225 (2)(3)(5)            6.1%
c/o Graham & James LLP
885 Third Avenue
New York, NY 10022

Robert P. Hickey                                486,299(6)                   4.9%
c/o Life Medical Sciences, Inc.
379 Thornall Street
Edison, NJ  08837

Walter R. Maupay                                290,500(7)                   2.9%
c/o Life Medical Sciences, Inc.
379 Thornall Street
Edison, NJ  08837

Eli Pines, Ph.D.                                200,580(8)                   2.0%
c/o Life Medical Sciences, Inc.
379 Thornall Street
Edison, NJ  08837

Edward A. Celano                                180,000(11)                  1.8%
c/o Life Medical Sciences, Inc.
379 Thornall Street
Edison, NJ  08837

                          PRINCIPAL STOCKHOLDERS TABLE

                                               SHARES OF COMMON        PERCENT OF OUT-
   NAME AND ADDRESS OF BENEFICIAL             STOCK BENEFICIALLY       STANDING SHARES
      OWNER OR NUMBER IN GROUP                      OWNED(1)          BENEFICIALLY OWNED
      ------------------------                      --------          ------------------

Joel Gold                                          133,334(9)                1.3%
c/o Life Medical Sciences, Inc.
379 Thornall Street
Edison, NJ  08837

Coy Eklund                                         125,000(10)               1.3%
c/o Life Medical Sciences, Inc.
379 Thornall Street
Edison, NJ  08837

Drew Karazin                                       101,800(12)               1.0%
c/o Life Medical Sciences, Inc.
379 Thornall Street
Edison, NJ  08837

Robert G. Conway                                    25,000(13)                  *
c/o Life Medical Sciences, Inc.
379 Thornall St.
Edison, NJ 08837

All executive officers and directors
as a group (10 persons)                          2,888,152(14)              29.2%

*     Denotes less than 1%

(1) All shares outstanding are Common Stock and are beneficially owned, and sole voting and investment power is held by the persons named, except as otherwise noted.

(2) Dr. Moskowitz and Messrs. Rosenthal and Fife are each officers, directors and principal stockholders of Magar Inc. and own approximately 47%, 16.5% and 30%, respectively, of the outstanding stock of such corporation. As such, these individuals may be considered to beneficially own, and to have shared investment and voting power with respect to, all shares of Common Stock owned by Magar Inc. Information relating to shares owned by each of these individuals assumes that each beneficially owns all shares owned of record by Magar Inc.

(3) Includes 270,000 shares of Common Stock pledged to a bank as security for a loan to Magar Inc. Magar Inc. has the sole right to vote such shares, unless there is an event of default under the loan. In the event of a default by Magar Inc., the bank would have the right to dispose of the shares.

(4) Includes shares of Common Stock issuable upon exercise of 46,110 Class A Warrants and 46,110 Class B Warrants, and 46,110 Class B Warrants issuable upon exercise of the Class A Warrants which may be exercised at any time up to September 22, 1999 into an additional 148,217 shares of Common Stock. Also includes 300,000 shares of Common Stock issuable upon exercise of options which are currently exercisable.

(5) Includes 200,000 shares of Common Stock issuable upon exercise of options which are currently exercisable. Does not include shares of Common Stock beneficially held by attorneys associated with Graham & James LLP, of which Mr. Rosenthal is a partner, as to which shares of Common Stock Mr. Rosenthal disclaims beneficial ownership. Such shares of Common Stock do not exceed one percent of the total outstanding shares of Common Stock of the Company.

(6) Includes 464,299 shares of Common Stock issuable upon exercise of options which are currently exercisable, but excludes 50,001 shares of Common Stock issuable upon exercise of options which are not exercisable within the next 60 days.

(7) Includes 150,000 shares of Common Stock issuable upon exercise of options which are currently exercisable.

(8) Includes 196,580 shares of Common Stock issuable upon exercise of options which are current exercisable.

(9) Represents shares of Common Stock issuable upon exercise of options which are currently exercisable, but 109,919 shares of Common Stock held by Mr. Gold's wife, as to which shares of Common Stock Mr. Gold disclaims beneficial ownership.

(10) Represents shares of Common Stock issuable upon exercise of options which are currently exercisable.

(11) Includes 150,000 shares of Common Stock issuable upon exercise of options which are currently exercisable., but excludes stock issuable upon exercise of an option which is not exercisable within the next 60 days, and includes 22,222 shares of Common Stock owned by Walworth Financial Services, Inc., Defined Benefit Trust, controlled by Mr. Celano.

(12) Includes 79,300 shares of Common Stock issuable upon exercise of options which are currently exercisable, but excludes 50,000 shares of Common Stock issuable upon exercise of an option which is not exercisable within the next 60 days.

(13) Represents shares of Common Stock issuable upon exercise of options which are currently exercisable, but excludes 50,000 shares of Common Stock issuable upon exercise of an option which is not exercisable within the next 60 days.

(14) Includes 1,798,513 shares of Common Stock issuable upon exercise of warrants and options which are currently exercisable. Excludes 150,001 shares of Common Stock underlying options that are not exercisable within the next 60 days.

                             EXECUTIVE COMPENSATION

      The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company during the fiscal years ended December 31, 1998, 1997 and 1996 to the executive officers whose annual compensation exceeded $100,000 in fiscal 1998 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM
                                                                                              COMPENSATION
                                                         ANNUAL COMPENSATION                     AWARDS
                                            -------------------------------------------       --------------
                                                                               OTHER                                      ALL
                                                                               ANNUAL             SECURITIES             OTHER
NAME AND PRINCIPAL CAPACITIES                                                  COMPEN-             UNDERLYING            COMPEN-
      IN WHICH SERVED              YEAR      SALARY           BONUS           SATION (1)             OPTIONS            SATION (2)
------------------------------     ----     --------         ---------        ---------           -----------           ----------
Dr. Herbert Moskowitz (3)          1998     $135,411                                                 300,000(4)
     Chairman of the Board         1997     $193,387                           $13,468                50,000               $2,353
                                   1996     $190,275                            $8,571                                     $3,060

Robert P. Hickey (5)               1998     $229,229                                                 420,000(7)            $1,804
     President and                 1997     $228,325          $25,000                                300,000(6)            $1,788
     Chief Executive Officer       1996     $133,846                                                 250,000               $1,210

Eli Pines, Ph. D. (8)              1998     $169,943                                                 170,000(10)           $1,252
    Vice President and             1997     $162,994          $20,000                                 80,000(9)            $1,444
    Chief Scientific Officer       1996     $151,415          $20,000                                                      $1,382

Drew Karazin (11)                  1998      $61,458                                                  95,000               $  999
     Vice President and
     Chief Financial Officer

Robert G. Conway (12)              1998      $72,500                                                  75,000               $  237
     Vice President Operations

------------------------

(1)   Represents accrued vacation payout for the Named Executive Officers.

(2) Represents premium payments for term life insurance for the benefit of the Named Executive Officers.

(3)   Dr. Moskowitz resigned as a salaried employee as of September 8, 1998.

(4) Of the 300,000 options granted during 1998, 200,000 were granted to replace previously granted options which were cancelled.

(5) Mr. Hickey's employment with the Company commenced on May 29, 1996. If Mr. Hickey had been employed by the Company for the full fiscal year of 1996, his annual salary would have been $225,000.

(6) Of the 300,000 options granted during 1997, 250,000 were granted to replace previously granted options which were cancelled.

(7) Of the 420,000 options granted during 1998, 300,000 were granted to replace previously granted options which were cancelled.

(8) Dr. Pines employment with the Company commenced on June 12, 1995. If Dr. Pines had been employed by the Company for the full fiscal year of 1995, his annual salary would have been $145,000.

(9) Of the 80,000 options granted during 1997, 50,000 were granted to replace previously granted options which were cancelled.

(10) Of the 170,000 options granted during 1998, 140,000 were granted to replace previously granted options which were cancelled.

(11) Mr. Karazin's employment with the Company commenced on July 20, 1998. If Mr. Karazin had been employed for the full fiscal year of 1998, his annual salary would have been $145,000.

(12) Mr. Conway's employment with the Company commenced on July 1, 1998. If Mr. Conway had been employed for the full fiscal year of 1998, his annual salary would have been $145,000.

      The following table sets forth certain information with respect to stock option grants during the year ended December 31, 1998 to the Named Executive Officers.

                                                       Option/SAR Grants in Last Fiscal Year

                                                                Individual Grants (1)
                              ---------------------------------------------------------------------------------------------
                              Number of Securities          % of Total Options
                                   Underlying              Granted to Employees         Exercise or Base         Expiration
         Name                  Options Granted (#)            in Fiscal Year            Price ($/Sh) (1)            Date
         ----                  -------------------         --------------------         ----------------         ----------
Dr. Herbert Moskowitz                 100,000                      8.9%                       $2.00               05/28/05
                                      150,000                      13.3%                      $2.00               03/21/00
                                       47,864                      4.2%                       $2.00               06/18/02
                                        2,136                      0.2%                       $4.75               06/18/02

Robert P. Hickey                       26,937                      2.4%                       $4.00               05/29/01
                                       26,937                      2.4%                       $4.00               05/29/02
                                       26,937                      2.4%                       $4.00               05/29/03
                                       26,938                      2.4%                       $4.00               05/29/04
                                       26,938                      2.4%                       $4.00               05/29/05
                                       23,062                      2.0%                       $2.00               05/29/01
                                       23,062                      2.0%                       $2.00               05/29/02
                                       23,063                      2.0%                       $2.00               05/29/03
                                       23,063                      2.0%                       $2.00               05/29/04
                                       23,063                      2.0%                       $2.00               05/29/05
                                       50,000                      4.4%                       $2.00               05/28/05
                                       50,000                      4.4%                       $1.31               05/28/05
                                       50,000                      4.4%                       $1.31               05/28/06
                                       20,000                      1.8%                       $0.09               03/31/06

Eli Pines, Ph.D.                       20,000                      1.8%                       $2.00               06/12/00
                                       20,000                      1.8%                       $2.00               06/12/01
                                       20,000                      1.8%                       $2.00               06/12/02
                                       15,000                      1.3%                       $2.00               06/17/02
                                       15,000                      1.3%                       $2.00               06/17/03
                                       15,000                      1.3%                       $1.31               05/28/05
                                       15,000                      1.3%                       $1.31               05/28/06
                                       23,062                      2.0%                       $2.00               06/17/02
                                       23,063                      2.0%                       $2.00               06/17/03
                                        1,937                      0.2%                       $7.00               06/17/02
                                        1,937                      0.2%                       $7.00               06/17/03

Drew Karazin                           25,000                      2.2%                       $1.37               07/20/05
                                       25,000                      2.2%                       $1.37               07/20/06
                                       25,000                      2.2%                       $1.37               07/20/07
                                       20,000                      1.8%                       $0.09               03/31/06

Robert G. Conway                       25,000                      2.2%                       $1.40               07/01/05
                                       25,000                      2.2%                       $1.40               07/01/06
                                       25,000                      2.2%                       $1.40               07/01/07


-------------------

(1) All options were granted with an exercise price equal to or above the fair market value of the Common Stock at the date of grant except those granted in lieu of compensation.

      The following table sets forth certain information with respect to stock option exercises by the Named Executive Officers during the year ended December 31, 1998 and the value of unexercised options at December 31, 1997.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

                                            NUMBER OF SECURITIES                            VALUE OF UNEXERCISED
                                           UNDERLYING UNEXERCISED                           IN-THE-MONEY OPTIONS
                                       OPTIONS AT FISCAL YEAR END (#)                     AT FISCAL YEAR END ($) (1)
                                    -------------------------------------             ----------------------------------
         NAME                       EXERCISABLE             UNEXERCISABLE             EXERCISABLE          UNEXERCISABLE
         ----                       -----------             -------------             -----------          -------------
Dr. Herbert Moskowitz                 300,000

Robert P. Hickey                      300,000                 170,000                                          $  4,450

Eli Pines, Ph. D.                     155,000                  15,000

Drew Karazin                           25,000                  70,000                                          $  4,450

Robert G. Conway                       25,000                  50,000

-----------------

(1) Based upon the closing price of $5/16 per share of Common Stock on December 31, 1998, less the option exercise price.

   REPORT ON REPRICING OF OPTIONS

      In May 1998, the Board of Directors of the Company determined that the purposes of option grants and the 1992 Amended and Restated Stock Option Plan were not being adequately achieved with respect to those directors, employees and consultants holding options that were exercisable above current market value and that it was essential to the best interests of the Company and the Company's shareholders that the Company retain and motivate such individuals. The Board concluded that such retention was particularly important given the Company's financial situation at that time and that a cost-effective approach to motivation was required. The Board further determined that it would be in the best interests of the Company and the Company's shareholders to provide such optionees the opportunity to exchange their above market value options for options exercisable at a price closer to but above the current market value. On May 28, 1998, upon approval of the Board of Directors of the Company, the Company offered certain holders of outstanding options with exercise prices above $2.00 per share the opportunity to exchange such options for new stock options at an exercise price of $2.00 per share. The price for the Class A Common stock on Nasdaq on that date was $1.31. Any holder accepting this offer was required to give up existing options.

      In March 1995, the Company granted an option to Dr. Moskowitz to acquire up to 150,000 shares of Common Stock at an exercise price of $2.66 per share. The options are exercisable until March 20, 2000. In May 1998, the Company cancelled this option and issued a new option on identical terms except for an exercise price of $2.00 per share. In May 1998, the Company issued an option to Dr. Moskowitz to purchase 100,000 shares of Common Stock at an exercise price of $2.00 per share and expiration date of May 28, 2005. In May 1998, the Company cancelled 47,864 shares of an option to purchase 50,000 shares of Common Stock at $4.75 and expiring on June 18, 2002 and issued an option for a comparable number of shares under the same terms except for an exercise price of $2.00 per share.

       The Company granted an option to acquire an aggregate of 250,000 shares of Common Stock at an exercise price of $8-1/8 per share to Mr. Hickey upon his employment by the Company on May 29,1996. The options will terminate upon certain conditions in connection with termination of employment. In June 1997, the Company canceled these options and granted an option to purchase up to 250,000 shares of Common Stock with such option having identical terms as the canceled option except for the exercise price of $4.00 per share, which was fair market value on the date of grant. In May 1998, the Company cancelled 115,315 shares covered under this option and issued a new option under identical terms as the cancelled option except for the exercise price of $2.00 per share. In May 1998, the Company granted an option to purchase 100,000 shares of Common Stock at an the exercise price of $1.31 per share, which was the fair market value on the date of the grant. 50% of said option vested immediately and the remainder vests on the first anniversary. These options expire seven years from the vesting date.

      In June 1997, the Company granted an option to Mr. Hickey to acquire up to 50,000 shares of Common Stock at an exercise price of $4.00 per share. Up to one-half of such options commenced vesting immediately and the balance vest on the first anniversary of the date of grant. Such options are exercisable for five years from the date of vesting.

      In May 1998, the Company granted an option to Mr. Hickey to purchase 50,000 shares of Common Stock at an exercise price of $2.00 and expiration date of May 28, 2005. In December 1998, the Company granted an option to purchase 20,000 shares of Common Stock in lieu of compensation at an exercise price of $.09 per share. Such options vested on March 31, 1999 and are exercisable for seven years from the vesting date.

      The Company granted an option to acquire an aggregate of 60,000 shares of Common Stock at an exercise price of $7.00 per share to Dr. Pines upon his employment by the Company on June 12, 1995. In May 1998, the Company cancelled this option and issued an option under the same terms except for an exercise price of $2.00 per share.

      In December 1995, the Company granted an option to Dr. Pines to acquire up to 50,000 shares of Common Stock at an exercise price of $9.00 per share. One-half of the options vested immediately and the remaining options vested upon successful completion of a certain clinical development program in December 1997. The options are exercisable for five years from date of vesting. In June 1997, the Company canceled these options and granted an option to purchase up to 50,000 shares of Common Stock with such option having identical terms as the canceled option except for the exercise price of $4.00 per share, which was fair market value on the date of grant. In May 1998, the Company cancelled 46,125 shares under this option and issued an option for a like number of shares under the same terms except for an exercise price of $2.00 per share.

      In June 1997, the Company granted an option to Dr. Pines to acquire up to 30,000 shares of Common Stock at an exercise price of $4.00 per share. Up to one-half of such options commenced vesting immediately and the balance vest on the first anniversary of the date of grant. Such options are exercisable for five years from the date of vesting. In May 1998, the Company cancelled this option and issued an option under the same terms except for an exercise price of $2.00 per share.


   EMPLOYMENT AND RELATED AGREEMENTS

      The Company entered into an agreement with Dr. Moskowitz, effective as of January 1, 1995, for a term of one year and was subject to annual renewal for successive one-year periods unless earlier terminated. Pursuant to the agreement, Dr. Moskowitz agreed to serve as the Chairman of the Board, Chief Executive Officer and President of the Company. The agreement required Dr. Moskowitz to devote such time and attention to the business of the Company as he deemed necessary to fulfill his duties and responsibilities under the agreement. Pursuant to the agreement, Dr. Moskowitz received a salary of $185,000 per annum subject to annual adjustment for cost-of-living increases and other increases as approved by the Board. The agreement was renewed for 1996.

      Effective May 30, 1996, the Company entered into an agreement with Dr. Moskowitz pursuant to which Dr. Moskowitz has agreed to serve as Chairman of the Board. The agreement is for a term of five years and is subject to annual renewal for successive one-year periods unless earlier terminated. The agreement requires Dr. Moskowitz to devote such time and attention to the business of the Company as he deems necessary to fulfill his duties and responsibilities under the agreement. Pursuant to the agreement, Dr. Moskowitz received a salary of $195,775 per annum subject to annual adjustment for cost-of-living increases and other increases as approved by the Board. The agreement with Dr. Moskowitz contains confidentiality and post-termination non-competition provisions. As of September 8, 1998, Dr. Moskowitz resigned as a salaried employee while retaining the role of Chairman of the Board.

      As of May 29, 1996, the Company entered into an employment agreement with Robert P. Hickey, pursuant to which Mr. Hickey serves as President and Chief Executive Officer of the Company. The term of such agreement is for a period of five years. Pursuant to such agreement, Mr. Hickey currently receives an annual base salary of $230,625 subject to adjustments for cost-of-living increases and other increases as determined by the Board and received an option to purchase an aggregate of 250,000 shares of Common Stock. Up to twenty percent of such option commenced vesting immediately and an additional twenty percent vest on each of the first, second, third and fourth anniversaries of the effective date of Mr. Hickey's employment. Such options are exercisable for five years from the date of vesting and have an exercise price of $8-1/8. Those options were repriced as per the section above.

      If Mr. Hickey dies, is terminated for cause, voluntarily resigns or is unable to perform his duties on account of illness or other incapacity and the agreement is terminated, he or his legal representative shall receive from the Company the base salary which would otherwise be due to the date which termination of employment occurred. If Mr. Hickey's employment is terminated for any other reason by the Company during the term of the agreement, Mr. Hickey will receive from the Company the base salary which would otherwise be due to the date which termination of employment occurred plus severance pay equal to six months of salary. The agreement with Mr. Hickey contains confidentiality and post-termination non-competition provisions.

      The Company entered into an employment agreement dated June 12, 1995, with Eli Pines, Ph.D., pursuant to which Dr. Pines serves as Vice President and Chief Scientific Officer of the Company. The term of such agreement commenced on June 12, 1995 and is for a period of three years from such date, subject to automatic annual renewal unless earlier terminated. Pursuant to such agreement Dr. Pines currently receives an annual base salary of $167,500, subject to cost-of-living adjustments and bonuses, and received an option under the Plan to purchase an aggregate of 60,000 shares of Common Stock. Up to one-third of such options commenced vesting immediately and one-third vest on each of the first and second anniversaries of the effective date of Dr. Pines' employment. Such options are exercisable for five years from the date of vesting and have an exercise price equal to $7.00 per share. These options were repriced as per the section above.

      In May 1998, the Company granted an option to Dr. Pines to acquire up to 30,000 shares of Common Stock at an exercise price of $1.31 per share, which was the fair market value on the date of the grant. One half of the options vested immediately and the remaining options vest on the first anniversary of the grant date. These options are exercisable for seven years from the vesting date.

      If Dr. Pines dies or is unable to perform his duties on account of illness or other incapacity and the agreement is terminated, he or his legal representative shall receive from the Company the base salary which would otherwise be due to the end of the month during which the termination of employment occurred. In the event that termination results from an incapacity, then Dr. Pines or his legal representation shall also receive from the Company a one month pro-rata portion of his base salary. The agreement further provides that if the Company terminates Dr. Pines' employment for cause or if Dr. Pines voluntarily leaves the employment of the Company, Dr. Pines shall receive his salary through the end of the month in which the termination occurred. If Dr. Pines' employment is terminated by the Company without cause during the second or third year of the agreement, Dr. Pines shall receive from the Company the base salary which would otherwise be due to the end of the month during which the termination of employment occurred plus two additional months. The agreement with Dr. Pines contains confidentiality and post-termination non-competition provisions.

      The Company entered into an employment agreement dated July 20, 1998 with Drew Karazin, pursuant to which Mr. Karazin serves as Vice President and Chief Financial Officer of the Company. The term of such agreement commenced on July 20, 1998 and is for a period of three years from such date, subject to automatic annual renewal unless earlier terminated. Pursuant to such agreement, Mr. Karazin currently receives an annual base salary of $145,000, subject to cost-of-living adjustments and bonuses, and received an option to purchase an aggregate of 75,000 shares of Common Stock. Up to one-third of such options commenced vesting immediately and one-third vest on each of the first and second anniversaries of the effective date of Mr. Karazin's employment. Such options are exercisable for seven years from the date of vesting and have an exercise price equal to $1.37, which was the fair market value on the date of the grant.

      In December 1998, the Company granted an option to Mr. Karazin to purchase 20,000 shares of Common Stock in lieu of compensation at an exercise price of $.09 per share. Such options vested on March 31, 1999 and are exercisable for seven years from the vesting date.

      In the event that Mr. Karazin's employment is terminated (i) by the Company for cause, (ii) by reason of disability, death or retirement or (iii) by reason of voluntary resignation, then the Company shall pay, within thirty (30) days of the date of such termination, only the base salary through such date of termination. In the event that Mr. Karazin's employment is terminated by the Company without cause, then the Company shall pay severance pay equal to the base salary that Mr. Karazin would have otherwise received during the period of six months from the date of termination. The Agreement with Mr. Karazin contains confidentiality and post-termination non-competitive provisions.

      In July 1998, the Company entered into an employment agreement with Mr. Robert G. Conway pursuant to which Mr. Conway serves as Vice President Operations of the Company. The term of such agreement commenced on July 1, 1998 and is for a period of three years from such date, subject to automatic annual renewal unless earlier terminated. Pursuant to such agreement, Mr. Conway currently receives an annual salary of $145,000 subject to cost-of-living adjustments and bonuses, and received an option to purchase an aggregate of 75,000 shares of Common Stock. Up to one-third of such options vested immediately and one-third vest on each of the first and second anniversaries of the effective date of Mr. Conway's employment. Such options are exercisable for seven years from the date of vesting and have an exercise price equal to $1.40 per share, which was the fair market value on the date of the grant.

      In the event that Mr. Conway's employment is terminated (i) by the Company for cause, (ii) by reason of disability, death or retirement or (iii) by reason of voluntary resignation, then the Company shall pay, within thirty (30) days of the date of such termination, only the base salary through such date of termination. In the event that Mr. Conway's employment is terminated by the Company without cause, then the Company shall pay severance pay equal to the base salary that Mr. Conway would have otherwise received during the period of six months from the date of termination. The agreement with Mr. Conway contains confidentiality and post-termination non-competition provisions.

      Under the foregoing employment agreements the Company is required to obtain life insurance coverage on the life and for the benefit of each of the executives in an amount equal to twice the amount of their base salary then in effect. Each of the executives will also have the right to participate in all group insurance, hospital, dental, major medical and disability benefits, stock option plans and other similar benefits afforded to executives.


   DIRECTOR COMPENSATION

      All directors of the Company are reimbursed for reasonable expenses incurred by them in acting as a director or as a member of any committee of the Board. All outside directors are entitled to receive $500 for each Board or committee meeting attended.

      In May 1998, the Company granted to Messrs. Celano, Maupay and Rosenthal, an option for each to acquire up to 100,000 shares and to Messrs. Eklund and Gold, an option for each to acquire up to 50,000 shares of Common Stock at $2.00 per share. Such options vested immediately and are exercisable for seven years from the date of grant.


                              CERTAIN TRANSACTIONS

      Mr. Rosenthal is a partner at Graham & James LLP (and previously at Rubin Baum Levin Constant & Friedman), which firm serves as counsel to the Company. The Company paid or accrued approximately $189,000 and $103,000 in the years ended December 31, 1997 and 1998, respectively, for legal services rendered.

      In February 1997, the Company entered into a one-year consulting agreement with an investment-banking firm to provide certain advisory services to the Company. Prior to terminating this agreement, the Company paid a consulting fee of $27,000. Joel Gold, a director of the Company, was an executive vice president of that investment-banking firm on the date of execution of this agreement.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The Company believes that during 1998 all reports for the Company's executive officers and directors that were required to be filed under Section 16(a) of the Securities Exchange Act of 1934 were timely filed, except that one Form 5 and one Form 4 were inadvertently filed late with respect to the grant of stock options for Mr. Conway (one grant), Mr. Celano, Mr. Karazin and Mr. Maupay (two grants), Mr. Eklund, Mr. Gold, Dr. Moskowitz and Mr. Rosenthal (three grants), Dr. Pines (four grants) and Mr. Hickey (five grants).


               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      Richard A. Eisner & Company, LLP, has served as the Company's independent accountants. The Company has requested that a representative of Richard A. Eisner & Company, LLP, attend the Meeting. Such representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions of stockholders. Management of the Company recommends a vote for the ratification of Richard A. Eisner & Company, LLP, as the independent auditors for the Company.


                                  OTHER MATTERS

      The Board is not aware of any matters not set forth herein that may come before the Meeting. If, however, further business properly comes before the Meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

      Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Commission. To be considered for inclusion in the proxy statement and form of proxy relating to the 2000 Annual Meeting of Stockholders, such proposals must be received by the Company not later than December 31, 1999. Proposals submitted outside of SEC regulations should be submitted by March 18, 2000. Proposals should be directed to the attention of the Secretary of the Company.


                           ANNUAL REPORT ON FORM 10-K

      The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, accompanies this Proxy Statement. The Annual Report on Form 10-K does not constitute a part of the proxy soliciting material.

                                          By order of the Board of Directors,



                                          Dr. Herbert Moskowitz
                                          Chairman


     Dated:  April 30, 1999

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!


                         ANNUAL MEETING OF STOCKHOLDERS
                          LIFE MEDICAL SCIENCES, INC.


                                  MAY 27, 1999




[down arrow]    Please Detach and Mail in the Envelope Provided    [down arrow]

    PLEASE MARK YOUR
/X/ VOTES AS IN THIS
    EXAMPLE.


                            FOR all nominees            WITHHOLD AUTHORITY
                         listed at right (except     to vote for all nominees
                            as marked to the              listed at right
1. Election of               contrary below)
   Directors.                     / /                          / /

NOMINEES: Edward A. Celano
          Coy Eklund
          Joel L. Gold
          Robert P. Hickey
          Walter R. Maupay
          Irwin M. Rosenthal

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

-----------------------------------------------------------------------------


                                                       FOR   AGAINST  ABSTAIN
2. To ratify the appointment of Richard A. Elaner &    / /     / /      / /
   Company, as the independent auditors of the Company.

3. In their discretion, the proxies are authorized to vote upon such business as may properly come before the Meeting.


   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF NOMINEES AND FOR PROPOSALS 2 AND 3. ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING THE PROXY WILL BE VOTED IN THE DISCRETION OF THE ABOVE-NAMED PERSONS.



Signature
         --------------------------------------------------------------------


                                              DATED                    , 1999
---------------------------------------------      --------------------
        SIGNATURE, IF HELD JOINTLY

Note: (Please date, sign as name appears above and return promptly. If the Shares are registered in the names of two or more persons, each should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.)

                          LIFE MEDICAL SCIENCES, INC.

                              379 THORNALL STREET
                            EDISON, NEW JERSEY 08837

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 27, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Drew Karazin and Irwin M. Rosenthal, and each of them, (with full power to act without the other), as proxies with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders to be held at the Woodbridge Hilton, 120 Wood Avenue South, Iselin, New Jersey 08830 on May 27, 1999 at 10:00 a.m. and at any adjournment thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated on the reverse side:


                 (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)